Exhibit 99.d.3.x.

AMENDMENT NO. 10 TO SCHEDULE A

SCHEDULE A

UBS RELATIONSHIP FUNDS

1.                                      UBS Global Securities Relationship Fund

2.                                      UBS Emerging Markets Equity Relationship Fund

3.                                      UBS Global (ex-U.S.) All Cap Growth Relationship Fund

4.                                      UBS International Equity Relationship Fund

5.                                      UBS U.S. Equity Alpha Relationship Fund

6.                                      UBS Cash Management Prime Relationship Fund

7.                                      UBS Credit Bond Relationship Fund

8.                                      UBS Global Corporate Bond Relationship Fund

9.                                      UBS High Yield Relationship Fund

10.                               UBS Opportunistic Emerging Markets Debt Relationship Fund

11.                               UBS Opportunistic Loan Relationship Fund

12.                               UBS U.S. Treasury Inflation Protected Securities Relationship Fund

This Amendment No. 10 to Schedule A of the Investment Advisory Agreement by and between UBS Relationship Funds and UBS Global Asset Management (Americas) Inc. dated July 1, 2002 has been agreed to as of this 24th  day of April , 2013 by the undersigned.

UBS RELATIONSHIP FUNDS		UBS RELATIONSHIP FUNDS

By:	/s/ Thomas Disbrow	By:	/s/ Joseph J. Allessie
	Name: Thomas Disbrow		Name: Joseph J. Allessie
	Title: Treasurer & Principal Accounting Officer		Title: Vice President & Assistant Secretary

UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.		UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.

By:	/s/ John Moore	By:	/s/ Mark Kemper
	Name: John Moore		Name: Mark Kemper
	Title: Treasurer		Title: Executive Director & General Counsel